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                                                                EXHIBIT 10.28

                             AMENDMENT TO AGREEMENT
                     FOR PURCHASE AND SALE OF REAL PROPERTY
                         AND JOINT ESCROW INSTRUCTIONS


         This Amendment (the "Amendment") is made as of January 31, 1997 to that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated (for reference purposes only) July 18, 1996 (the "Agreement").

         The terms of this Amendment are amended as follows:

         1.  The first sentence of Section 3(a), which reads as follows:

                "Purchasers will transmit a check for an amount equal to
                 $10,000 of the Purchase Price (the "Deposit") to Escrow Agent within five business days after the Effective Date."

shall be deleted and replaced by the following:

                 "Purchaser will transmit to Escrow Agent a check for an amount equal to $10,000 within five business days after the Effective Date and a check for $40,000 on or before April 30, 1997.
                 This $50,000 (the "Deposit") shall be applied to the Purchase Price."

         2. The last two words of the first paragraph of Section 8 shall be deleted and the following language substituted therefore:

                 "no later than the "Final Contingency Date" (which shall be June 1, 1997 unless extended as hereinafter provided), or such earlier dates as are specified below as the final date for certain determinations. If Seller is not notified on or before the applicable date that any of such determinations is negative, such



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                 determination shall be deemed positive.  If any of the
                 determinations are negative, the Agreement will terminate in the absence of mutual agreement to the contrary."

                 3. Purchaser agrees that any soil tests, percolation tests and other studies and tests referred to in Section 8(b) shall be performed on or before April 30, 1997 and Purchaser shall make its determination with respect to all matters covered by Sections 8(b), 8(c), 8(e) and 8(f) by said date, provided, however, that an affirmative determination as of April 30, 1997 under
Section 8(b), (c) or (f) shall not preclude a later termination of the Agreement by Purchaser prior to the Closing pursuant to any of such provisions if, on or after April 26, 1997, there occurs a natural event directly affecting the Property (e.g. flooding, earthquake) outside of the control of Purchaser which would have a material adverse effect on relevant factors initially taken into account by Purchaser in such affirmative determination.

                 4. With regard to Section 8(i), if the environmental tests disclose any Environmental Defect which will cost more than $25,000 to remedy but Seller does not elect to pay the portion of such cost in excess of $25,000 ($25,000 being the maximum amount which Seller may be required to expend), Purchaser may either pay the incremental cost in excess of $25,000 or terminate the Agreement in which event the Deposit shall be refunded. Seller acknowledges its obligation to credit up to the first $25,000 of any such cost against the Purchase Price. Purchaser agrees, notwithstanding anything to the contrary in
Section 8(f), that Seller, apart from allowing a credit against the Purchase Price as of the Closing for remediation costs incurred or to be incurred by Purchaser, up to a maximum of $25,000, shall have no obligation to remedy any Environmental

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Defect.  It is further acknowledged that if Purchaser's environmental tests or investigations disclose an Environmental Defect, Purchaser may terminate this Agreement by virtue thereof on or before the Final Contingency Date if it cannot reasonably conclude with reasonable certainty, in Purchaser's discretion, that the cost of remediation will be less than $25,000.

                 5. The last sentence of Section 8 shall be deleted.

                 6. The first clauses of Section 9(a)(2) ending with the word "and" on line 3(a) is hereby deleted.

                 7.  Section 9(a)(3) is hereby deleted.

                 8. Section 10(a) of the Agreement shall be amended in its entirety to read as follows:

                     "(a)  The Closing Date shall be the date which is 45 days
                 after the Final Contingency Date, provided, however, that Seller may establish an earlier Closing Date by notice to Purchaser on or after the Final Contingency Date and at least 10 days prior to the Closing Date as specified therein.

                     If, on the Closing Date (as otherwise established pursuant to the preceding paragraph) Purchaser has made timely objections in accordance with Section 6 which have not been cured or waived, or if the title Company is not able to confirm that it will issue the Title Policy as of the Closing in accordance with the applicable requirements described herein, then at Purchaser's sole option Purchaser may postpone the Closing not less than

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                 five (5) days or more than thirty (30) days to such date as may be designated by Purchaser in written notice to Seller, and such postponed date shall then be the Closing Date.

                          Purchaser may postpone the Final Contingency Date for
                 three (3) successive one-month periods by delivering to Seller at least ten (10) days prior to the then scheduled Final Contingency Date written notice of such postponed Final Contingency Date and contemporaneously paying through escrow, for concurrent release to Seller, Ten Thousand and No/100 Dollars ($10,000) for each one-month postponement. Each such payment (an "Extension Deposit") is to be paid to Seller as consideration for the extensions. Said Extension Deposits are deemed to be non-refundable but applicable to the Purchase Price, except in the event of default by Seller."

         9.  A new Section 28 shall be added to the Agreement as follows:

                 28. "Copies of Survey Reports to Sellers.

                     Purchaser shall transmit to Seller on or before
                 February 7, 1997, a copy of the Survey obtained in accordance with Section 4. If this Agreement is terminated without Purchaser acquiring the Property, other than by reason of a default by Seller in the performance of its obligations hereunder, or a misrepresentation by Seller contained herein, then Purchaser, upon request by Seller, shall deliver to Seller copies of any further surveys of the Property and any reports concerning the environmental, soil or other conditions of the

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                 Property, obtained by Purchaser, but only to the extent
                 that such delivery will not breach any agreement entered into in good faith with the preparer of such surveys and/or reports."

                 10. It is agreed that the Title Report referred to in Section 6 has been approved by Purchaser to the extent provided in Purchaser's counsel's letter to Seller dated January 21, 1996. Purchaser shall either approve or disapprove the items not approved in such letter on or before February 28, 1997. If it disapproves any of such items on or before such date this Agreement will terminate (in the absence of mutual agreement to the contrary). Failure to disapprove such items on or before such date shall be deemed approval.

                 11. It is agreed that Section 24 of the Agreement shall be of no effect unless and until the Closing occurs.

                 12. Subject to the amendments herein contained, the Agreement shall remain in full force and effect.

                 13. It is acknowledged that Seller expects to accept reservations for scheduled events at the Property through June 30, 1997.

                 14. This Agreement any be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instruments.

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         15.  Subject to the Amendment herein contained, the Agreement shall remain in full force and effect.

                                             CALIFORNIA JOCKEY CLUB


                                             By: /s/ Kjell H. Qvale
                                                 --------------------
                                                 Its:  Chair
                                                 --------------------

                                             PUBLIC STORAGE, INC.


                                             By: /s/ David Ristig
                                                 -------------------
                                                 Its: Acq. Representative
                                                 -------------------------

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